Exhibit 99.1

Duluth Holdings Inc. Announces  Third Quarter 2021 Financial Results

Net Sales of $145 million increase 7.2% compared to Q3 2020 and 21.3% compared to Q3 2019

Gross Margin reaches record third quarter rate of 57.6%

Raises Full Year 2021 EPS outlook to $0.81 to $0.86

MOUNT HOREB, WI – December  2, 2021 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a growing lifestyle brand of men’s and women’s workwear, casual wear, outdoor apparel and accessories, today announced its financial results for the fiscal third quarter ended October 31, 2021.

Highlights for the Third Quarter Ended October 31, 2021

•	Net sales increased 7.2% to $145.3 million compared to $135.5 million in the third quarter of 2020 and increased 21.3% when compared to the same period in 2019
•	Gross margin improved 520 basis points to 57.6% compared to 52.4% in the prior year third quarter
•	Operating income increased $2.0 million, to $4.9 million compared to $2.9 million in the prior year third quarter
•	Net income was $2.8 million, or $0.09 per diluted share, compared to net income of $0.9 million, or $0.03 per diluted share in the prior year third quarter
•	Adjusted EBITDA[1] increased 15.3% to $13.2 million compared to $11.4 million in the prior year third quarter

1See Reconciliation of net income (loss) to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Management Commentary

President and CEO, Sam Sato commented, “Our third quarter results reflect continued strength in customer demand for our core product offering and strong operating performance in the face of supply chain disruptions. Despite the congestion in the transportation networks, our business was able to maneuver and generate healthy sales growth of 7.2% and net income growth of over 200%, led by significant gross profit margin improvement. We are encouraged with the holiday selling trends to date and expect to end the year strong.”

“As we near the end of 2021 and look into 2022 and beyond, I’m excited with the progress we’ve made on developing our long-range Big Dam Blueprint and the insights that will inform our strategic growth opportunities. The building blocks of the blueprint will inform critical long-term investments in our business, many of which are underway today and will be embedded in our near-term plans. Importantly, the investments we make will be thoughtful and purposeful, matching the growth and needs of the business. The core pillars of our strategic plans are:

•	Lead with a digital and customer first mindset in all aspects of our strategic initiatives
•	Intensify our efforts to optimize our owned DTC channels by truly understanding how our customer wants to engage with Duluth
•	Evolve our multi-brand platform to enable long term growth through product development that meets our customer’s end use
•	Continually test and learn in alternative channels that can lead to incremental growth on top of our goal of reaching $1 billion in sales by 2025
•	Invest in the enablement and future proofing of our enterprise through thoughtful, value creating investments in supply chain and digital capabilities”

Operating Results for the Third Quarter Ended October 31, 2021

Net sales increased 7.2% to $145.3 million, compared to $135.5 million in the same period a year ago and increased 21.3% versus the third quarter of 2019. Retail store net sales increased by 22.3% to $60.1 million, a significant increase over last year’s third quarter when store traffic was adversely affected by the pandemic. For a more normalized comparison, retail store sales were up 3.3% compared with the third quarter of 2019. Direct-to-consumer net sales decreased by 1.4% to $85.2 million compared to the third quarter last year when online shopping was boosted by heavier discounts and customer store traffic was light due to covid concerns. For a more normalized comparison, direct-to-consumer sales increased 38.4% compared to the third quarter of fiscal 2019.

Net sales in store markets increased 10.5% to $103.0 million, compared to $93.6 million in the same period a year ago. The increase was driven by a continued ramp up in store traffic and positive conversion trends as compared to the prior year. Net sales in non-store markets increased slightly by 0.7%, to $41.1 million.

Men’s apparel net sales growth increased 7.5% driven by growth in year-round workwear, while women’s apparel net sales increased 5.6% driven by strength in woven bottoms and flannels.

Gross profit increased 17.8% to $83.6 million, or 57.6% of net sales, compared to $71.0 million, or 52.4% of net sales, in the corresponding prior year period. The significant increase in gross profit was driven by a higher mix of full price sales due to lower clearance inventory and successfully dialing back promotional activity.

Selling, general and administrative expenses increased 15.5% to $78.8 million, compared to $68.2 million in the same period a year ago. As a percentage of net sales, selling, general and administrative expenses increased to 54.2%, compared to 50.3% in the corresponding prior year period.

The increase in selling, general and administrative expense was primarily due to higher personnel costs, coupled with increased advertising expense as we pulled back in the prior year due to our uncertainty about customer demand resulting from the pandemic.

The effective tax rate related to controlling interest was 25% compared to 29% in the corresponding prior year period.

Balance Sheet and Liquidity

The Company ended the quarter with a cash balance of approximately $20.4 million, an inventory balance of $165.1 million, net working capital of $89.9 million, and no outstanding balance on its  $150.0 million revolving senior credit facility.

Updated Fiscal 2021 Outlook

The Company updated its fiscal 2021 outlook as follows:

•	Net sales in the range of $700 million to $715 million
•	Adjusted EBITDA in the range of $73 million to $75 million[1]
•	EPS in the range of $0.81 to $0.86 per diluted share
•	Capital expenditures, inclusive of software hosting implementation costs, of approximately $18 million

1See Reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted Adjusted EBITDA in the accompanying financial tables.

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Thursday,  December  2, 2021 at 9:30 am Eastern Time, to discuss the results and answer questions.

•	Live conference call: 844-875-6915 (domestic) or 412-317-6711 (international)
•	Conference call replay available through December 9, 2021: 877-344-7529 (domestic) or 412-317-0088 (international)
•	Replay access code: 10161763
•	Live and archived webcast: ir.duluthtrading.com

Investors can pre-register for the earnings conference call to expedite their entry into the call and avoid waiting for a live operator. To pre-register for the call, please visit https://dpregister.com/10161763and enter your contact information. You will then be issued a personalized phone number and pin to dial into the live conference call. Investors can pre-register any time prior to the start of the conference call.

About Duluth Trading

Duluth Trading is a growing lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience. Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and are available through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at http://www.duluthtrading.com.

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA). See attached Table “Reconciliation of Net Income (Loss) to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the three and nine months ended October 31, 2021, versus the three and nine months ended November 1, 2020.

Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.

The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading's plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein, including statements under the heading “Updated Fiscal 2021 Outlook” are forward-looking statements. You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading's current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading's control. Duluth Trading's expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 26, 2021 and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. These risks and uncertainties include, but are not limited to, the following: the prolonged effects of COVID-19 on store traffic and disruptions to our distribution network, supply chains and operations; our ability to maintain and enhance a strong brand image; effectively adapting to new challenges associated with our expansion into new geographic markets; generating adequate cash from our existing stores to support our growth; effectively relying on sources for merchandise located in foreign markets; transportation delays and interruptions, including port congestion; inability to timely and effectively obtain shipments of products from our suppliers and deliver merchandise to our customers; the inability to maintain the performance of a maturing store portfolio; the impact of changes in corporate tax regulations; identifying and responding to new and changing customer preferences; the success of the locations in which our stores are located; our ability to attract and retain customers in the various retail venues and locations in which our stores are located; competing effectively in an environment of intense competition; our ability to adapt to significant changes in sales due to the seasonality of our business; price reductions or inventory shortages resulting from failure to purchase the appropriate amount of inventory in advance of the season in which it will be sold in global market constraints; increases in costs of fuel or other energy, transportation or utility costs and in the costs of labor and employment; failure of our information technology systems to support our current and growing business, before and after our planned upgrades; and other factors that may be disclosed in our SEC filings or otherwise. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

ICR, Inc.

(646) 277-1200

DuluthIR@icrinc.com

(Tables Follow)

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DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	October 31, 2021	January 31, 2021

ASSETS
Current Assets:
Cash and cash equivalents	$20,390	$47,221
Receivables	5,133	2,270
Income tax receivable	605	—
Inventory, net	165,078	149,052
Prepaid expenses & other current assets	14,787	10,203
Prepaid catalog costs	635	1,014
Total current assets	206,628	209,760
Property and equipment, net	114,579	124,237
Operating lease right-of-use assets	124,164	117,490
Finance lease right-of-use assets, net	50,866	53,468
Available-for-sale security	6,598	6,111
Other assets, net	5,382	4,511
Total assets	$508,217	$515,577
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$59,157	$33,647
Accrued expenses and other current liabilities	41,832	37,686
Income taxes payable	—	7,579
Current portion of operating lease liabilities	12,362	11,050
Current portion of finance lease liabilities	2,679	2,629
Current portion of Duluth long-term debt	—	2,500
Current maturities of TRI long-term debt[1]	675	623
Total current liabilities	116,705	95,714
Operating lease liabilities, less current maturities	110,370	104,287
Finance lease liabilities, less current maturities	40,954	43,299
Duluth long-term debt, less current maturities	—	45,750
TRI long-term debt, less current maturities[1]	26,773	27,229
Deferred tax liabilities	8,092	8,200
Total liabilities	302,894	324,479
Commitments and contingencies
Shareholders' equity:
Treasury stock	(998)	(628)
Capital stock	94,815	92,875
Retained earnings	113,509	101,166
Accumulated other comprehensive income, net	494	48
Total shareholders' equity of Duluth Holdings Inc.	207,820	193,461
Noncontrolling interest	(2,497)	(2,363)
Total shareholders' equity	205,323	191,098
Total liabilities and shareholders' equity	$508,217	$515,577

1Represents debt of the variable interest entity, TRI Holdings, LLC, that is consolidated in accordance with ASC 810, Consolidation. Duluth Holdings Inc. is not the guarantor nor the obligor of this debt.

DULUTH HOLDING INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended		Nine Months Ended
	October 31, 2021	November 1, 2020	October 31, 2021	November 1, 2020
Net sales	$145,277	$135,531	$427,823	$382,823
Cost of goods sold (excluding depreciation and amortization)	61,627	64,494	196,204	186,982
Gross profit	83,650	71,037	231,619	195,841
Selling, general and administrative expenses	78,792	68,189	211,779	202,175
Operating income (loss)	4,858	2,848	19,840	(6,334)
Interest expense	900	1,643	3,390	4,771
Other (loss) income, net	(265)	87	(193)	(104)
Income (loss) before income taxes	3,693	1,292	16,257	(11,209)
Income tax expense (benefit)	930	393	4,048	(2,827)
Net income (loss)	2,763	899	12,209	(8,382)
Less: Net loss attributable to noncontrolling interest	(43)	(41)	(134)	(128)
Net income (loss) attributable to controlling interest	$2,806	$940	$12,343	$(8,254)
Basic earnings (loss) per share (Class A and Class B):
Weighted average shares of common stock outstanding	32,649	32,476	32,605	32,431
Net income (loss) per share attributable to controlling interest	$0.09	$0.03	$0.38	$(0.25)
Diluted earnings (loss) per share (Class A and Class B):
Weighted average shares and equivalents outstanding	32,761	32,606	32,825	32,431
Net income (loss) per share attributable to controlling interest	$0.09	$0.03	$0.38	$(0.25)

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Nine Months Ended
	October 31, 2021	November 1, 2020
Cash flows from operating activities:
Net income (loss)	$12,209	$(8,382)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	21,822	21,209
Stock based compensation	1,612	1,263
Deferred income taxes	(257)	3,463
Loss on disposal of property and equipment	404	304
Changes in operating assets and liabilities:
Receivables	(2,863)	(64)
Income taxes receivable	(605)	(3,549)
Inventory	(16,026)	(65,554)
Prepaid expense & other current assets	(1,571)	1,154
Software hosting implementation costs, net	(2,939)	—
Deferred catalog costs	379	94
Trade accounts payable	24,944	21,424
Income taxes payable	(7,579)	(3,427)
Accrued expenses and deferred rent obligations	4,117	2,667
Other assets	(918)	—
Noncash lease impacts	29	784
Net cash provided by (used in) operating activities	32,758	(28,614)
Cash flows from investing activities:
Purchases of property and equipment	(9,108)	(11,059)
Capital contributions towards build-to-suit stores	—	(520)
Principal receipts from available-for-sale security	108	96
Proceeds from disposals	55	—
Net cash used in investing activities	(8,945)	(11,483)
Cash flows from financing activities:
Proceeds from line of credit	5,000	84,588
Payments on line of credit	(5,000)	(60,894)
Proceeds from delayed draw term loan	—	32,500
Payments on delayed draw term loan	(48,250)	(3,625)
Payments on TRI long term debt	(457)	(354)
Payments on finance lease obligations	(1,894)	(1,325)
Payments of tax withholding on vested restricted shares	(370)	(215)
Other	327	(18)
Net cash (used in) provided by financing activities	(50,644)	50,657
(Decrease) increase in cash, cash equivalents	(26,831)	10,560
Cash, cash equivalents and restricted cash at beginning of period	47,221	2,240
Cash, cash equivalents and restricted cash at end of period	$20,390	$12,800
Supplemental disclosure of cash flow information:
Interest paid	$3,328	$4,730
Income taxes paid	$12,585	$40
Supplemental disclosure of non-cash information:
Unpaid liability to acquire property and equipment	$2,518	$657

DULUTH HOLDINGS INC.

Reconciliation of Net Income (Loss) to EBITDA and EBITDA to Adjusted EBITDA

For the Fiscal Quarter Ended October 31, 2021

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Nine Months Ended
	October 31, 2021	November 1, 2020	October 31, 2021	November 1, 2020
(in thousands)
Net income (loss)	$2,763	$899	$12,209	$(8,382)
Depreciation and amortization	7,306	7,917	21,822	21,209
Amortization of internal-use software hosting
subscription implementation costs	478	—	1,252	—
Interest expense	900	1,643	3,390	4,771
Amortization of build-to-suit operating leases capital contribution	198	199	595	596
Income tax expense (benefit)	930	393	4,048	(2,827)
EBITDA	$12,575	$11,051	$43,316	$15,367
Stock based compensation	605	382	1,612	1,263
Adjusted EBITDA	$13,180	$11,433	$44,928	$16,630

DULUTH HOLDINGS INC.

Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA

For the Fiscal Year Ended January 30, 2022

(Unaudited)

(Amounts in thousands)

	Low	High
Forecasted
Net income	$26,500	$28,100
Depreciation and amortization	28,200	28,200
Amortization of internal-use software hosting subscription implementation costs	2,000	2,000
Interest expense	4,500	4,400
Amortization of build-to-suit operating leases capital contributions	800	800
Income tax expense	8,800	9,300
EBITDA	$70,800	$72,800
Stock based compensation	2,200	2,200
Adjusted EBITDA	$73,000	$75,000